Exhibit 4.1

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 13, 2013

Among

APX GROUP, INC., as the Issuer,

the Guarantors party hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

8.75% SENIOR NOTES DUE 2020

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 13, 2013 (this “Supplemental Indenture”), among APX GROUP, INC. (the “Issuer”), as issuer, the Guarantors party hereto (the “Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee are party to an Indenture, dated as of November 16, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 20, 2012 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of May 14, 2013 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of May 31, 2013 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) relating to the issuance from time to time by the Issuer of senior notes in series;

WHEREAS, pursuant to the Base Indenture, the Issuer initially issued $380.0 million of its 8.75% Senior Notes due 2020 (the “Initial Notes”);

WHEREAS, pursuant to the Third Supplemental Indenture, the Issuer issued an additional $200.0 million of its 8.75% Senior Notes due 2020 (together with the Initial Notes, the “Existing Notes”);

WHEREAS, Section 9.01(g) of the Base Indenture provides that the Issuer may provide for the issuance of Additional Notes as permitted by Section 2.01 therein;

WHEREAS, the Issuer wishes to issue an additional $250.0 million of its 8.75% Senior Notes due 2020 as Additional Notes (as defined in the Base Indenture) under the Base Indenture (the “Additional Securities”);

WHEREAS, in connection with the issuance of the Additional Securities, the Issuer and the Guarantors have each duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Sections 2.01 and 9.01 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Base Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Additional Notes. As of the date hereof, the Issuer will issue the Additional Securities. The Additional Securities issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.01 of the Base Indenture and shall be consolidated with and form a single class with the Existing Notes previously established pursuant to the Base Indenture. The Additional Securities shall have the same terms and conditions in all respects as the Existing Notes, except that the issue date of the Additional Securities shall be December 13, 2013. Subject to the foregoing, the Additional Securities shall be substantially in the form of Exhibit A to the Base Indenture.

3. Aggregate Principal Amount. The aggregate principal amount of the Additional Securities that may be authenticated and delivered pursuant to this Supplemental Indenture shall be $250.0 million.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUER, THE GUARANTORS, AND THE TRUSTEE (1) AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE ADDITIONAL NOTES AND (2) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

7. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

APX GROUP, INC.

By:	/s/ Nathan Wilcox
Name: Nathan Wilcox Title: Secretary

APX GROUP HOLDINGS, INC.

By:	/s/ Nathan Wilcox
Name: Nathan Wilcox Title: Secretary

VIVINT, INC. ARM SECURITY, INC. VIVINT PURCHASING, LLC AP AL LLC VIVINT WIRELESS, INC.

By:	/s/ Nathan Wilcox
Name: Nathan Wilcox Title: Secretary

313 AVIATION, LLC

By:	APX GROUP, INC., as sole member

By:	/s/ Nathan Wilcox
Name: Nathan Wilcox Title: Secretary

[Signature Pages to Fourth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Adam Berman
Name: Adam Berman Title: Vice President

[Signature Pages to Fourth Supplemental Indenture]